EXHIBIT 10.2
Execution Version
INCREMENTAL ASSUMPTION AGREEMENT

August 4, 2021

Citibank, N.A., as Administrative Agent for the Lenders party to the Credit Agreement referred to below (in such capacity, the “Administrative Agent”)
One Penn’s Way, OPS II,
New Castle, Delaware 19720

To the Addressees Hereof:

We refer to the Amended and Restated Senior Secured Credit Agreement dated as of June 30, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among Blackstone Secured Lending Fund, a Delaware statutory trust (the “Borrower”), the lenders from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent. You have advised us that the Borrower has requested in the letter, dated August 4, 2021 (the “Increase Request”), from the Borrower to the Administrative Agent that the aggregate amount of the Commitments be increased on the terms and subject to the conditions set forth herein.

A. Commitment Increase. Pursuant to Section 2.08(e) of the Credit Agreement, Canadian Imperial Bank of Commerce (the “Assuming Lender”), hereby agrees to make Loans in the amount set forth opposite the name of the Assuming Lender listed in Schedule I hereto pursuant to the instruction of the Administrative Agent, such Loans to be effective as of the Increase Date (as defined in the Increase Request); provided that the Administrative Agent shall have received a duly executed officer’s certificate from the Borrower, dated the Increase Date.

B. Confirmation of the Assuming Lender. The Assuming Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own analysis and decisions in taking or not taking action under or based upon the Credit Agreement and the other Loan Documents to which it is a party; and (iii) acknowledges and agrees that, from and after the Increase Date and subject to the conditions in clause (A) above, the Commitment Increase set forth opposite the name of the Assuming Lender listed in Schedule I hereto shall be included in the Commitment, and the Commitment Increase shall be governed for all purposes by the Credit Agreement and the other Loan Documents. opposite the name of such Assuming Lender listed in Schedule I hereto shall be included in the Commitment, and the Commitment Increase shall be governed for all purposes by the Credit Agreement and the other Loan Documents.

C. Counterparts, etc. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail, facsimile or other electronic imaging (e.g., “pdf” or “tif”), including the use of any electronic signatures complying with the Federal

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Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, shall be as effective as delivery of an original manually executed counterpart of this Agreement. This Agreement shall be deemed to be a Loan Document.

D. Governing Law, etc. The provisions of Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

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Very truly yours,

ASSUMING LENDER

    CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Shyam Shankar
Name:	Shyam Shankar
Title:	Executive Director
[Signature Page to Incremental Assumption Agreement]

BLACKSTONE / GSO SECURED LENDING FUND

By:	/s/ Brad Marshall
Name:	Brad Marshall
Title:	Chief Executive Officer
[Signature Page to Incremental Assumption Agreement]

Execution Version
Accepted and agreed:
CITIBANK, N.A.,
as Administrative Agent and Issuing Bank

By:	/s/ Maureen Maroney
Name:	Maureen Maroney
Title:	Vice President

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                                        SCHEDULE I

Assuming Lender	Multicurrency Commitment

Canadian Imperial Bank of Commerce	$50,000,000.00

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